Exhibit 4.3
COLLATERAL TRUST AGREEMENT
Dated as of April 26, 2010
by and among
EVERGREEN SOLAR, INC.
THE GUARANTOR SUBSIDIARIES
party hereto
U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee

Page
8.7 Claims Against the Collateral Agent	20
8.8 Binding Effect	20
8.9 Termination	20
8.10 Governing Law	20
8.11 Counterparts	20
Exhibit A — Form of Supplement to Trust Agreement

          COLLATERAL TRUST AGREEMENT (this “Agreement”) dated as of April 26, 2010, by and among Evergreen Solar, Inc., a Delaware corporation (“Company”), the subsidiaries of Company listed in the signature pages hereto (the “Guarantor Subsidiaries”), the Additional Trustors (as defined in Section 5.7) (and together with Company and the Guarantor Subsidiaries, the “Trustors”), and U.S. Bank National Association (together with its agents, successors and assigns, the “Collateral Agent”), as collateral agent hereunder for the holders of the Secured Obligations, and U.S. Bank National Association (together with its agents, successors and assigns, the “Trustee”), as Trustee under the Indenture. Capitalized terms not otherwise defined shall have the meanings set forth in Section 1 below.
Preliminary Statements:
          (1) Company has issued $165,000,000 of its 13% Convertible Senior Secured Notes due 2015 (the “Notes”) pursuant to an Indenture dated as of April 26, 2010 (as supplemented or replaced from time to time, the “Indenture”) among Company, the Guarantor Subsidiaries and the Trustee.
          (2) The Collateral Agent shall be granted a security interest in the Collateral to secure the payment of all of the Secured Obligations.
          (3) It is a condition precedent to issuance of the Notes that Company, the Guarantor Subsidiaries and the Collateral Agent enter into this Agreement and the Note Documents in order to secure the payment of their obligations under the Indenture and all other Secured Obligations.
Declaration of Trust:
          NOW THEREFORE, in order to secure the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, the Collateral Agent hereby declares that it holds as Collateral Agent in trust under this Agreement all of its right, title and interest in, to and under all the following (and Company, the Guarantor Subsidiaries and the Additional Trustors, if any, do hereby consent thereto):
     (A) the Collateral Documents and the collateral granted to the Collateral Agent thereunder (the “Initial Collateral”); and
     (B) each agreement entered into and delivered pursuant to Section 5.7 or Section 8.1(b) and the collateral granted to the Collateral Agent thereunder (the “Supplemental Collateral”; and, together with the Initial Collateral, the “Collateral”).
          TO HAVE AND TO HOLD, the foregoing Initial Collateral and the entire Collateral (the right, title and interest of the Collateral Agent in the Collateral Documents and the Collateral being hereinafter referred to as the “Trust Estate”) unto the Collateral Agent and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever;
          IN TRUST NEVERTHELESS, under and subject to the terms and conditions herein set forth and for the benefit of the holders of the Secured Obligations and for the enforcement of the payment of all of the Secured Obligations, and for the performance of and compliance with the covenants and conditions of this Agreement, the Notes and the Collateral Documents.
          PROVIDED, HOWEVER, that these presents are upon the condition that if Company, the Guarantor Subsidiaries and the Additional Trustors, if any, and their successors or assigns, shall satisfy all of the conditions set forth in Section 7, then this Agreement, and the estates and rights (or portion thereof, as applicable) assigned in the Collateral Documents, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect.
          IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Agent, subject to the further covenants, conditions and trusts hereinafter set forth.
SECTION 1
Definitions and Other Matters
          (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.
          (b) In each case herein where “Holders” are entitled to vote on any matter or to instruct the Collateral Agent, the Trustee shall so vote or instruct the Collateral Agent on behalf of the holders of the Notes. In each case herein where any payment or distribution is to be made or notice is to be given to “Holders,” such payments, distributions and notices in respect of the Notes shall be made to the Trustee for the benefit of the holders thereof pursuant to the terms of the Indenture.
          (c) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):
     “Actionable Default” means the non-payment at scheduled final maturity of the Notes (or the declaration prior to their stated final maturity that all of Notes are due and payable pursuant to Section 10.02 of the Indenture or the automatic acceleration of the Notes pursuant to Section 10.02 of the Indenture); provided that upon delivery of a Notice of Actionable Default, the Collateral Agent may assume that an Actionable Default shall be deemed to be continuing unless the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a writing delivered to the Collateral Agent by the Trustee or the Majority Holders prior to the first date on which the Collateral Agent commences the exercise of any remedy with respect to the Collateral following the receipt of such Notice of Actionable Default.
     “Bankruptcy Proceeding” means that Company, any Guarantor Subsidiary or any Additional Trustor, if any, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Company, any Guarantor Subsidiary or any Additional Trustor, if any, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of at least 60 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to Company, any Guarantor Subsidiary or any Additional Trustor, if any; or Company, any Guarantor Subsidiary or any Additional Trustor, if any, shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this definition.
     “Business Day” has the meaning set forth in the Indenture.
     “Collateral Agent’s Fees” means all fees, costs and expenses of the Collateral Agent of the type described in Sections 5.3, 5.4, 5.5 and 5.6 of this Agreement.
     “Collateral Documents” has the meaning set forth in the Indenture.
     “Distribution Dates” means the dates fixed by the Collateral Agent (the first of which shall occur within 90 days after receipt of a Notice of Actionable Default that has not theretofore been withdrawn and the balance of which shall be monthly thereafter) for the distribution of all moneys held by the Collateral Agent in the Trust Account.
     “Holders” means the registered holders of the Notes.
     “Indenture Full Release Event” means receipt by the Collateral Agent of written notice from the Trustee that the obligations under the Notes and the Indenture have been paid in full pursuant to the provisions of Article 14 of the Indenture.
     “Liens” has the meaning set forth in the Indenture.
     “Majority Holders” means, as of any date, the Holders of Notes representing more than 50% of the aggregate unpaid principal amount of all Notes outstanding at such time or the Trustee acting on behalf of such Holders.
     “Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Trustor is granted to secure the Secured Obligations or under which rights or remedies with respect to any such Liens are governed.
     “Note Documents” has the meaning set forth in the Indenture.
     “Notice of Actionable Default” means a written notice to the Collateral Agent from the Majority Holders or the Trustee in respect of an Actionable Default.
     “Permitted Investments” has the meaning set forth in Section 4.3(b).
     “Responsible Officer” means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of Company.
     “Secured Obligations” has the meaning set forth in the Indenture.

     “Secured Party” has the meaning set forth in the Indenture.
     “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interests or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
     “Security Agreement” means the Pledge and Security Agreement dated as of April 26, 2010, and any successor or replacement thereof, among Company, the Guarantor Subsidiaries and the Collateral Agent.
     “Termination Date” means the date upon which the Collateral Agent has received the certificates described in Section 7.1 hereof.
SECTION 2
Reserved.
SECTION 3
Actionable Default; Remedies.
          3.1 Notice of Default; Written Instructions.
          Upon receipt of a Notice of Actionable Default given by the Majority Holders, the Collateral Agent shall, within five days thereafter, notify the Trustee that an Actionable Default exists. Upon receipt of any written directions pursuant to Section 3.8(a), the Collateral Agent shall, within five days thereafter, send a copy thereof to the Trustee.
          3.2 Remedies.
          If and only if the Collateral Agent shall have received a Notice of Actionable Default and such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions set forth in the definition of Actionable Default, the Collateral Agent shall exercise the rights and remedies provided in this Agreement and in the Collateral Documents as directed by the Majority Holders.
          3.3 Administration of Trust Property.
          (a) Each Secured Party hereby appoints the Collateral Agent to serve as collateral agent hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will serve as collateral agent hereunder, for the benefit solely and exclusively of the present and future Secured Parties, and will:
     (i) accept, enter into, hold, maintain, administer and enforce all Collateral Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Collateral Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Collateral Documents;
     (ii) take all lawful and commercially reasonable actions permitted under the Collateral Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
     (iii) deliver and receive notices pursuant to the Collateral Documents;
     (iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Collateral Documents and its other interests, rights, powers and remedies;
     (v) remit as provided in Section 4.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Collateral Documents or any of its other interests, rights, powers or remedies;
     (vi) execute and deliver amendments to this Agreement and the Collateral Documents as from time to time authorized pursuant to Section 8.1 accompanied by a certificate of a Responsible Officer to the effect that the amendment was permitted under Section 8.1; and
     (vii) release any Lien granted to it by any Collateral Document upon any Collateral if and as required by Section 7.1.
          (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.3(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.
          3.4 Reserved.
          3.5 Right to Initiate Judicial Proceedings, etc.
          If and only if the Collateral Agent shall have received a Notice of Actionable Default and such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of the definition of Actionable Default:
     (i) the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Collateral Document, and
     (ii) the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction.

          3.6 Appointment of a Receiver.
          If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Collateral Agent may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement or any Collateral Document.
          3.7 Exercise of Powers.
          All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Collateral Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent and the Holders as set forth in any Collateral Document may be exercised from time to time as herein and therein provided.
          3.8 Control by Holders.
          (a) Subject to Section 3.8(b), if an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto, the Majority Holders shall have the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any action authorized by this Agreement.
          (b) Nothing in this Section 3.8 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is not inconsistent with the direction of the Holders entitled to direct the Collateral Agent pursuant to this Section 3.8; provided, however, that the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions hereof or under any Collateral Document.
          3.9 Remedies Not Exclusive.
          (a) No remedy conferred upon or reserved to the Collateral Agent herein or in any Collateral Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Collateral Document or now or hereafter existing at law or in equity or by statute.
          (b) No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Collateral Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.
          (c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Trustors, the Collateral Agent and the Holders shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Collateral Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.
          (d) All rights of action and rights to assert claims upon or under this Agreement and the Collateral Documents may be enforced by the Collateral Agent without the possession of any Note or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Trust Estate.
          3.10 Reserved.
          3.11 Limitation on the Collateral Agent’s Duties.
          (a) Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Trustors and the Holders for moneys received by it hereunder, the Collateral Agent shall not have any duty to the Trustors and the Holders as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Agent or any agent or nominee thereof maintains possession or control of any of the Collateral, the Collateral Agent shall, and shall instruct such agent or nominee to, grant the Trustors access to such Collateral that the Trustors require for the normal conduct of their business, consistent with their current practice so long as the Collateral Agent shall not have received a Notice of Actionable Default.
          (b) The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.
          3.12 Limitation by Law.
          All rights, remedies and powers provided by this Section 3 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Section 3 are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.
          3.13 Absolute Rights of Holders.
          Notwithstanding any other provision of this Agreement (other than Section 3.2) or any provision of any Collateral Document, but subject to the provisions of the Indenture, the right of each Holder, which is absolute and unconditional, to receive payments of the Secured Obligations held by such

Holder on or after the due date thereof as therein expressed, to seek adequate protection in respect of its interest in this Agreement and the Collateral, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in a Bankruptcy Proceeding, or the obligation of the Trustors, which is also absolute and unconditional, to pay the Secured Obligations to the Holders at the time and place expressed therein shall not be impaired or affected without the consent of such Holder.
SECTION 4
Trust Account, Application Of Moneys.
          4.1 The Trust Account.
          On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent an account that shall be entitled the “Evergreen Solar, Inc. Collateral Trust” (the “Trust Account"). The Trust Account shall be established and maintained by the Collateral Agent at its corporate trust offices. All moneys that are received by the Collateral Agent after the occurrence of an Actionable Default in respect of the Collateral shall be deposited in the Trust Account and thereafter shall be held and applied by the Collateral Agent in accordance with the terms of this Agreement and the Indenture. To the extent necessary, appropriate or desirable, the Collateral Agent from time to time may establish sub-accounts as part of the Trust Account for the purpose of better identifying and maintaining proceeds of Collateral, all of which sub-accounts shall be treated as and be deemed equivalent to, the Trust Account for all purposes hereof.
          4.2 Control of Trust Account.
          All right, title and interest in and to the Trust Account shall vest in the Collateral Agent, and funds on deposit in the Trust Account shall constitute part of the Trust Estate. The Trust Account shall be subject to the exclusive dominion and control of the Collateral Agent.
          4.3 Investment of Funds Deposited in Trust Account.
          (a) All monies received by the Collateral Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys, except to the extent required by law, and may be deposited by the Collateral Agent under such general conditions as may be prescribed by law in the Collateral Agent’s general banking department, and the Collateral Agent shall be under no liability for interest on any moneys received by it hereunder.
          (b) The Collateral Agent may invest funds on deposit in the Trust Account in Permitted Investments. “Permitted Investments” means such investments as may be specified from time to time by written instruction from the Company, which instructions may be given only if an Event of Default does not then exist; provided, such investments are consistent with the Collateral Agent’s investment criteria, including without limitation, direct obligations of the United States government having maturities of 90 days or less, money market deposit accounts with United States banks, which may include the Collateral Agent, whose short-term debt ratings are not less than A-1/P-1, money market funds that invest solely in direct obligations of the United States government and repurchase agreements. The Collateral Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. The Collateral Agent will act upon investment instructions the day that such instructions are received, provided that the requests are communicated within a sufficient amount of time to allow the Collateral Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Collateral Agent on the next business day, and the Collateral Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Collateral Agent shall not be liable for any loss incurred by the actions of third parties or for any loss arising by error, failure or delay in the making of an investment or reinvestment, and the Collateral Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Collateral Agent’s gross negligence or willful misconduct. The Collateral Agent shall not be liable for any loss of principal or income due to the choice of Permitted Investments in which any moneys received by it hereunder are invested or the choice of Permitted Investments converted into cash pursuant to this Section 4.3(b).
          (c) All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Trust Account, as applicable, as part of the Trust Estate. The parties acknowledge that, for tax reporting purposes, all interest attributable to the Trust Account pursuant to this Agreement shall be allocable to the Company.
          4.4 Application of Moneys in Trust Account.
     Subject to Section 4.5, all moneys held by the Collateral Agent in the Trust Account shall, to the extent available for distribution, be distributed (or deposited in a separate account for the benefit of the Trustee pursuant to Section 4.5) by the Collateral Agent as follows:
     First: To the Collateral Agent in an amount equal to the Collateral Agent’s Fees that are unpaid as of the relevant Distribution Date and to any Secured Party that has theretofore advanced or paid any such Collateral’s Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;
     Second: The Trustee for application to the payment in full of all outstanding Secured Obligations, whether or not due and payable to the Secured Parties (which shall then be applied or held by the trustee in such order as may be provided in the Indenture); and
     Third: Any surplus then remaining shall be paid to the respective Trustor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
          4.5 Application of Moneys Distributable to Holders of Notes.
          If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement or any Collateral Document are distributable pursuant to Section 4.4 to the Trustee, and if the Trustee shall notify the Collateral Agent that no provision is made under the Indenture (i) for the application by the Trustee of such amounts so distributable (whether by virtue of the respective Notes issued under the Indenture not having become due and payable or otherwise) or (ii) for the receipt and the holding by the Trustee of such amounts pending the application thereof, then the Collateral Agent shall invest all such amounts applicable to Holders of Notes in obligations of the kinds referred to in Section 4.3, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Trustee and for no other purpose until such time as the Trustee shall request the delivery thereof by the Collateral Agent to the Trustee for application by it pursuant to Indenture.
          This Section 4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Trustee, and the Collateral Agent as a Secured Party.
SECTION 5
Agreements With The Collateral Agent.
          5.1 Delivery of Note Documents.
          Within 10 days after the date hereof, Company will deliver to the Collateral Agent a true and complete copy of each Note Document then in effect. The Company agrees that, promptly upon the execution thereof, Company will deliver to the Collateral Agent a true and complete copy of (i) any and all amendments, modifications or supplements to any Note Document, and (ii) any Note Documents entered into subsequent to the date hereof. Unless and until the Collateral Agent actually receives such copies it shall not be deemed to have knowledge of them.
          5.2 Information as to Holders.
          The Company agrees that it shall deliver to the Collateral Agent from time to time upon request of the Collateral Agent a list setting forth:
          (i) the aggregate amount outstanding under the Notes,
          (ii) the interest rates then in effect under the Notes; and
          (iii) to the extent known to Company, the names of the holders of the Notes outstanding thereunder and the unpaid principal amount owing to each such holder of Notes.
          The Company will furnish to the Collateral Agent within 30 days after the date hereof, and periodically if notice addresses and/or addresses change, a list setting forth the name and address of each party to whom notices must be sent under the Indenture and the Notes. At all times the Collateral Agent may assume without inquiry that the most recent list it has received remains current.
          5.3 Compensation and Expenses.
          The Trustors, jointly and severally, agree to pay to the Collateral Agent, from time to time upon demand:
          (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and under the Collateral Documents and for administering the Trust Estate; and
          (ii) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of such counsel and such special counsel as the Collateral Agent elects to retain) (A) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each Collateral Document or the enforcement of any of the provisions hereof or thereof or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Collateral and the Trust Estate.
          The obligations of the Trustors under this Section 5.3 shall survive the termination of the other provisions of this Agreement.
          5.4 Stamp and Other Similar Taxes.
          The Trustors, jointly and severally, agree to indemnify and hold harmless the Collateral Agent and each Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Collateral Document, the Trust Estate or any Collateral. The obligations of the Trustors under this Section 5.4 shall survive the termination of the other provisions of this Agreement.
          5.5 Filing Fees, Excise Taxes, etc.
          The Trustors, jointly and severally, agree to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Collateral Document. The obligations of the Trustors under this Section 5.5 shall survive the termination of the other provisions of this Agreement.
          5.6 Indemnification.
          The Trustors, jointly and severally, agree to pay, indemnify and hold the Collateral Agent and each of its agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Collateral Documents (including, but not limited to, actions by the Collateral Agent to enforce its rights with respect to the Collateral), unless arising from the gross negligence or willful misconduct (in either case, as determined by a final judgment of a court of competent jurisdiction) of the Collateral Agent or such of the agents as are seeking indemnification. The foregoing indemnities in this Section 5.6 shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.
          5.7 Further Assurances; Notation on Financial Statements.
          (a) At any time and from time to time, upon the written request of the Collateral Agent, and, at the sole expense of the Trustors, the Trustors will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits of this Agreement, the Collateral Documents and the Indenture and of the rights and powers herein and therein granted. To the extent required by law, the Trustors shall, in all of their financial statements, indicate by footnote or otherwise that the Secured Obligations are secured pursuant to this Agreement and the Collateral Documents.

          (b) Pursuant to the Indenture, from time to time, additional subsidiaries of Company are required to become parties to the Security Agreement. In connection with a subsidiary becoming party to the Security Agreement, such subsidiary (an “Additional Trustor”) shall execute a Supplement to Trust Agreement in the form of Exhibit A hereto and upon such execution shall become a Trustor hereunder with all applicable rights and responsibilities.
SECTION 6
The Collateral Agent.
          6.1 Acceptance of Trust.
          The Collateral Agent, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Section 6.
          6.2 Exculpatory Provisions.
          (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Collateral Document, all of which are made solely by the Trustors. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Trustors thereto or as to the security afforded by any Collateral Document or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Collateral Document or the Secured Obligations secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Collateral Agent enters into possession of a part or all of the Trust Estate, the Collateral Agent shall preserve the part in its possession.
          (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Trustors of any of the covenants or agreements contained herein, in any Collateral Document or in any other Note Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Holder, the Collateral Agent may rely on a certificate of such Holder or its representative as to such amount, and if any such Holder or representative shall not give such information to the Collateral Agent, such Holder shall not be entitled to receive distributions hereunder (in which case such distributions shall be held in trust for such Holder) until it has given such information to the Collateral Agent.
          (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document except for its own gross negligence or willful misconduct.
          (d) The Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby.

          6.3 Delegation of Duties.
          The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, which may include officers and employees of the Trustors. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.
          6.4 Reliance by Collateral Agent.
          (a) Whenever in the administration of the trusts of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of any Trustor delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6.5.
          (b) The Collateral Agent may consult with counsel, and any opinion of such counsel who is not an employee of the Collateral Agent shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.
          (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Collateral Document.
          (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement at the request or direction of the Majority Holders pursuant to this Agreement or any Collateral Document, unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.
          6.5 Limitations on Duties of Collateral Agent.
          (a) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any Collateral Document against the Collateral Agent and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Holders pursuant to Section 3.8.

          (b) Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions hereof or under any Collateral Document except upon the written request of the Holders pursuant to Section 3.8. The Collateral Agent shall make available for inspection and copying by the Trustee, each certificate or other paper furnished to the Collateral Agent by Company under or in respect of this Agreement, any Collateral Document or any of the Trust Estate.
          6.6 Moneys to be Held in Trust.
          All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any Collateral Document shall be held in trust for the purposes for which they were paid or are held.
          6.7 Resignation and Removal of the Collateral Agent.
          (a) The Collateral Agent may at any time, by giving 30 days’ prior written notice to Company and the Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of: (i) 30 days from the date of such notice; and (ii) the appointment of a successor trustee or trustees by Company, the acceptance of such appointment by such successor trustee or trustees, and the approval of such successor trustee or trustees by the Majority Holders; provided, that, no resignation shall become effective unless and until a successor trustee has been appointed as provided herein. The Collateral Agent may be removed at any time and a successor trustee or trustees appointed by the affirmative vote of the Majority Holders; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation the Collateral Agent shall, or the Trustee or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.
          (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time, a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor trustee or trustees may be appointed by the Majority Holders, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and canceled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and Company, and filed for record in each public office, if any, in which this Agreement is required to be filed.
          (c) The appointment and designation referred to in Section 6.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Majority Holders, Company or the successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from any Trustor be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by such Trustor.
          (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Trustors. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Trustors, wherever this Agreement is recorded, registered and filed.
          6.8 Status of Successors to the Collateral Agent.
          Except as permitted by Section 6.7, every successor to the Collateral Agent appointed pursuant to Section 6.7 shall be a bank or trust in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the 48 contiguous States, and shall also have (together with its corporate affiliates) capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.
          6.9 Merger of the Collateral Agent.
          Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any corporation to which the Collateral Agent shall transfer all or substantially all of its corporate trust business (including the administration of this trust) shall be trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.
          6.10 Co-Trustee, Separate Trustee.
          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request the Collateral Agent and the Trustors, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Trustors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust Company, or one or more persons approved by the Collateral Agent and the Trustors, either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Trustors shall not have joined in the execution of such instruments and agreements within 30 days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 6.10 without the concurrence of the Trustors, and the Trustors hereby appoint the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6.10 in either of such contingencies.

          (b) Every separate trustee and every co-trustee, other than any trustee that may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:
          (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent, or its successors as trustee hereunder;
          (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;
          (iii) no power given hereby to, or that it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;
          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
          (v) the Trustors and the Collateral Agent, at any time by an instrument in writing, executed by them, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Trustors and the Collateral Agent jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Trustors shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Trustors, the Trustors hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Collateral Agent shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trustee or co-trustee to be appointed by the Trustors and the Collateral Agent, or by the Collateral Agent alone, as provided in this Section 6.10.

SECTION 7
Release of Collateral.
          7.1 Conditions to Release; Release Procedure.
          (a) All of the Collateral shall be released when the Collateral Agent shall have received written notice from the Trustee that an Indenture Full Release Event has occurred; provided that all of the Collateral shall not be released unless and until all Collateral Agent’s Fees shall have been paid in full.
          (b) From time to time during the term of this Agreement, one or more portions of Collateral shall be released as soon as practicable after the date upon which the Collateral Agent shall have received written notice from the Trustee advising the Collateral Agent that such Collateral is to be released pursuant to clauses (1) through (5) of Section 9.02 of the Indenture.
          (c) Upon the release of the Collateral, or any portion thereof, all right, title and interest of the Collateral Agent in, to and under the Trust Estate in respect of the Collateral or portion thereof so released shall terminate and shall revert to the respective Trustors, their successors and assigns, and the estate, right, title and interest of the Collateral Agent in such Collateral shall thereupon cease and terminate; and in such case, upon the written request of the respective Trustors, their successors or assigns, and at the cost and expense of the Trustors, their successors or assigns, the Collateral Agent shall execute in respect of the Collateral so released, such instruments as are necessary or desirable to evidence such release and, in the case of an Indenture Full Release Event, terminate and remove of record any documents constituting public notice of the Collateral Documents, and deliver or cause to be delivered to the Trustors the Collateral so released then held by the Collateral Agent. Any cancellation and satisfaction of the Collateral Documents shall be without prejudice to the rights of the Collateral Agent or any successor trustee to charge and be reimbursed for any expenditures that it may thereafter incur in connection therewith.
SECTION 8
Miscellaneous.
          8.1 Amendments, Supplements and Waivers.
          (a) With the written consent of the Trustee, the Collateral Agent and the Trustors may, from time to time, enter into written agreements among them supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any Collateral Document or changing in any manner the rights of the Collateral Agent, the Holders or the Trustors hereunder or thereunder; provided, however, that no such supplemental agreement shall,
          (i) without the written consent of the Trustee, (A) amend, modify or waive any provision of Section 4.4 or this Section 8.1, (B) reduce the percentage specified in the definition of Majority Holders, or (C) amend or modify the definition of the term “Secured Obligations";
          (ii) without the written consent of the Trustee, amend, modify or waive any provision of Section 4.5;

          (iii) without the written consent of the Collateral Agent, amend, modify or waive any provision of Section 6 or alter the duties or obligations of the Collateral Agent hereunder; or
          (iv) without the written consent of the Collateral Agent, amend or modify the definition of “Majority Holders” set forth in Section 1 of this Agreement.
     Any such supplemental agreement shall be binding upon the Trustors, the Holders and the Collateral Agent and their respective successors. The Collateral Agent shall not enter into any such supplemental agreement unless it shall have received a certificate of a Responsible Officer to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Indenture.
          (b) Without the consent of any Holders, the Collateral Agent and the Trustors, at any time and from time to time, may enter into additional pledge or Collateral Documents or one or more agreements supplemental hereto or to any Collateral Document, in form satisfactory to the Collateral Agent,
          (i) to add to the covenants of the Trustors, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Trustors;
          (ii) to mortgage, pledge or grant a security interest in any property or assets that are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Collateral Document or the Indenture;
          (iii) to evidence the release, termination or discharge of any Lien securing the Secured Obligations when such release, termination or discharge is permitted by the Indenture and this Agreement;
          (iv) to release Collateral as permitted under the Indenture and the Collateral Documents;
          (v) to make any change that does not materially adversely affect the rights of any Holder; and
          (vi) to cure any ambiguity or correct any inconsistent or otherwise defective provision contained in any Collateral Document, so long as such action will not adversely affect the interest of the Holders.
          8.2 Notices.
          All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail or hand delivery:
          (a) If to any Trustor, to it at the address of Company at: 138 Bartlett Street, Marlboro, Massachusetts 01752, Attention: Chief Financial Officer, Fax: (508) 229-0747, or at such other address as shall be designated by it in a written notice to the Collateral Agent.

          (b) If to the Collateral Agent, to it at its address at: 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Evergreen Solar 13% Convertible Senior Secured Notes due 2015), Fax: (213) 615-6197, or at such other address as shall be designated by it in a written notice to Company.
          (c) If to the Trustee, to it at its address at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Evergreen Solar 13% Convertible Senior Secured Notes due 2015), Fax: (213) 615-6197, or at such other address as shall be designated by it in writing to the Collateral Agent.
          (d) Any notice given to any Holder shall also be given to the Trustee.
All such notices, requests, demands and communications shall be deemed to have been duly given or made when delivered by hand, the next Business Day after deposit with an overnight courier, or five Business Days after being deposited in the mail, postage prepaid, or when telecopied, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.
          8.3 Headings.
          Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
          8.4 Severability.
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.5 Treatment of Payee or Indorsee by the Collateral Agent.
          (a) The Collateral Agent may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture that is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.
          (b) Any person, firm, corporation or other entity that shall be designated as the duly authorized representative of one or more Holders of Secured Obligations to act as such in connection with any matters pertaining to this Agreement or any Collateral Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such person, firm, corporation or other entity to act as the representative of such Holders.
          8.6 Dealings with the Trustors.
          (a) Upon any application or demand by any Trustor to the Collateral Agent to take or permit any action under any of the provisions of this Agreement, such Trustor shall furnish to the Collateral Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.
          (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer filed with the Collateral Agent.
          8.7 Claims Against the Collateral Agent.
          Any claims or causes of action that the holders of any Secured Obligations, the Trustee or any Trustor shall have against the Collateral Agent shall survive the termination of this Agreement and the release of the Collateral hereunder.
          8.8 Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, the Holders, and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Collateral Document, the Collateral or the Trust Estate.
          8.9 Termination.
          This Agreement shall terminate on the date upon which all Secured Obligations have been paid in full.
          8.10 Governing Law.
          This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and any action alleging any breach by the Collateral Agent of its duties hereunder, whether by act or omission or anticipatory, shall be prosecuted only in the courts of the State of New York.
          8.11 Counterparts.
          This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank]

          In Witness Whereof, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Collateral Agent U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

Trustee U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

The Company EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
	Name:	Michael El-Hillow
	Title:	Chief Financial Officer, Chief Operations Officer and Secretary

Guarantor ESLR1, LLC
By:	/s/ Michael El-Hillow
	Name:	Michael El-Hillow
	Title:	Manager

By:	/s/ Richard Chleboski
	Name:	Richard Chelboski
	Title:	Manager

Exhibit A to the

Collateral Trust Agreement
FORM OF SUPPLEMENT TO TRUST AGREEMENT
[Date]
U.S. Bank National Association,
as the Collateral Agent
for the Secured Obligations
in the Collateral Trust Agreement
referred to below
Attn: Corporate Trust Department
(Evergreen Solar 13% Convertible Senior Secured Notes due 2015)
[Name of Additional Trustor]
Ladies and Gentlemen:
          Reference is made to the Collateral Trust Agreement dated as of April 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Evergreen Solar, Inc., a Delaware corporation, (the “Company”), the Guarantor Subsidiaries listed on the signature pages thereto (the “Guarantor Subsidiaries”) and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”) Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.
          Pursuant to Section 5.7 of the Collateral Trust Agreement, the undersigned hereby agrees, as of the date first above written, to be bound as a Trustor by all of the terms and provisions of the Collateral Trust Agreement to the same extent as each of the other Trustors. The undersigned further agrees, as of the date first above written, that each reference in the Collateral Trust Agreement to a “Trustor” shall also mean and be a reference to the undersigned.
          This Supplement to Collateral Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, [NAME OF ADDITIONAL TRUSTOR]
By:
Title: